UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 0-6920

Delaware	94-1655526

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3050 Bowers Avenue
P.O. Box 58039
Santa Clara, CA 95052-8039

(Address of principal executive offices including zip code)

(408) 727-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

On June 15, 2004, the Audit Committee of the Board of Directors of Applied Materials, Inc. (Applied Materials or the Company) dismissed PricewaterhouseCoopers LLP (PricewaterhouseCoopers) as the Company’s independent registered public accounting firm. On June 16, 2004, the Audit Committee engaged KPMG LLP (KPMG) as its new independent registered public accounting firm.

(a) Former independent registered public accounting firm

PricewaterhouseCoopers’ reports on the consolidated financial statements of Applied Materials for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of the Company’s consolidated financial statements as of and for the fiscal years ended October 27, 2002 and October 26, 2003 and through June 15, 2004, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference thereto in its reports on the consolidated financial statements for such years. During Applied Materials’ fiscal years ended October 27, 2002 and October 26, 2003 and through June 15, 2004, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Applied Materials has provided PricewaterhouseCoopers with a copy of the statements made in this Form 8-K and has requested that PricewaterhouseCoopers furnish it with a letter addressed to the Securities and Exchange Commission stating whether PricewaterhouseCoopers agrees with these statements. A copy of PricewaterhouseCoopers’ letter dated June 16, 2004 is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

During the two most recent fiscal years and through June 15, 2004, neither Applied Materials nor anyone on its behalf consulted KPMG regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Applied Materials’ consolidated financial statements, nor has KPMG provided to Applied Materials a written report or oral advice regarding such principles or audit opinion.

Item 7. Financial Statements and Exhibits.

16.1	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated June 16, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)
By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Group Vice President Legal Affairs and Intellectual Property and Corporate Secretary

Dated: June 18, 2004

Exhibit Index

Exhibit
No.	Description
16.1	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated June 16, 2004.